United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2020 (March 30, 2020)

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2020, Manhattan Associates, Inc. (the “Company”) took certain actions to reduce its compensation expense. The Company took these actions to position the Company for uncertainty in the near-term caused by the COVID-19 pandemic. These actions included reducing the salaries of: the Company’s President and Chief Executive Officer, Eddie Capel, by 25%; the Company’s Executive Vice President and Chief Financial Officer, Dennis B. Story, by 15%; and the Company’s other named executive officers by 10%. The cash fees of the members of the Company’s Board of Directors were also reduced by 25%.

Item 7.01Regulation FD Disclosure.

On April 3, 2020, the Company issued a press release providing a corporate update in response to the COVID-19 pandemic. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Bruce S. Richards
Bruce S. Richards
Senior Vice President and Chief Legal Officer
Date: April 3, 2020

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